Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 333-229981 and 333-227620 on Form S-8 of our report, dated June 26, 2019, appearing in the Annual Report on Form 11-K of the Andeavor 401(k) Plan for the year ended December 31, 2018.

/s/ MCCONNELL & JONES LLP

Houston, Texas
June 26, 2019